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                                                                   EXHIBIT 10.6


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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


                            SUIZA FOODS CORPORATION


                         DATED AS OF FEBRUARY 20, 1998


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                               TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I            DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.1    Definitions and Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II           TRUST INDENTURE ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         SECTION 2.1    Trust Indenture Act; Application   . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.2    Lists of Holders of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.3    Reports by the Preferred Guarantee Trustee   . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.4    Periodic Reports to Preferred Guarantee Trustee  . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.5    Evidence of Compliance with Conditions Precedent   . . . . . . . . . . . . . . . . . .   5
         SECTION 2.6    Events of Default; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.7    Event of Default Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.8    Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III          POWERS, DUTIES AND RIGHTS OF PREFERRED
                     GUARANTEE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         SECTION 3.1    Powers and Duties of the Preferred Guarantee Trustee   . . . . . . . . . . . . . . . .   6
         SECTION 3.2    Certain Rights of Preferred Guarantee Trustee  . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.3    Not Responsible for Recitals or Issuance of Guarantee  . . . . . . . . . . . . . . . .  10

ARTICLE IV           PREFERRED GUARANTEE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         SECTION 4.1    Preferred Guarantee Trustee; Eligibility   . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 4.2    Appointment, Removal and Resignation of Preferred
                        Guarantee Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V            GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         SECTION 5.1    Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.2    Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.3    Waiver of Notice and Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.4    Obligations Not Affected   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.5    Rights of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.6    Guarantee of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 5.7    Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 5.8    Independent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 5.9    Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





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
ARTICLE VI           LIMITATION OF TRANSACTIONS; SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . .  14

         SECTION 6.1    Limitation of Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 6.2    Ranking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII          TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         SECTION 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII         INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 8.1    Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 8.2    Compensation and Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX           MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 9.1    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 9.2    Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 9.3    Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 9.4    Benefit    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 9.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


         This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of February 20, 1998, is executed and delivered by Suiza Foods Corporation, a Delaware corporation (the "Guarantor"), and Wilmington Trust Company as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Suiza Capital Trust, a Delaware statutory business trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the Declaration"), dated as of February 20, 1998, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof 2,000,000 preferred securities, having an aggregate liquidation amount of $100,000,000, designated the 5% Trust Convertible Preferred Securities (the "Preferred Securities").

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to guarantee the obligations of the Trust to the Holders of the Preferred Securities on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1         DEFINITIONS AND INTERPRETATION.

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;





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
         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa;

         (g) a reference to any Person shall include its successors and assigns;

         (h) a reference to any agreement or instrument shall mean such agreement or instrument, as supplemented, modified, amended, or amended and restated, and in effect from time to time; and

         (i) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation.

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Business Day" means any day other than a day on which banking institutions in New York, New York, Dallas, Texas or Wilmington, Delaware are authorized or required by law to close.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

         "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall at any particular time be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the 5% Convertible Subordinated Debentures due 2018 of the Guarantor held by the Property Trustee (as defined in the Declaration).

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by the Trust to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary





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
dissolution, winding-up or termination of the Trust (other than in connection with a distribution of the Debentures to the Holders in exchange for Preferred Securities or the redemption of all of the Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders upon liquidation of the Trust (in either case, the "Liquidation Distribution").

         "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Preferred Securities, PROVIDED, HOWEVER, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Guarantee Trustee (including in its individual capacity), any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Indenture dated as of February 20, 1998 among the Guarantor (the "Convertible Debenture Issuer") and Wilmington Trust Company, a Delaware banking corporation, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

         "Indenture Trustee" means the Person acting as trustee under the Indenture, which trustee initially is Wilmington Trust Company.

         "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

         "Officer's Certificate" means, with regard to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

         (a) a statement that each officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and





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
         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means Wilmington Trust Company, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust Department of the Preferred Guarantee Trustee with direct responsibility for the administration of this Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer of the Preferred Guarantee Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1         TRUST INDENTURE ACT; APPLICATION.

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall to the extent applicable, be governed by such provisions; and

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2         LISTS OF HOLDERS OF SECURITIES.

         (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment distributions, if any, payable to a Holder, of any payment or interest, principal or premium amount due on the Preferred Securities, PROVIDED that the Guarantor





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shall not be obligated to provide such List of Holders at any time the List of
Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3         REPORTS BY THE PREFERRED GUARANTEE TRUSTEE.

         Within 60 days after January 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4         PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE.

         The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 2.5         EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion to be given by an officer pursuant to Section 314(c)(l) may be given in the form of an Officers' Certificate.

SECTION 2.6         EVENTS OF DEFAULT; WAIVER.

         The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.





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
SECTION 2.7         EVENT OF DEFAULT NOTICE.

         (a) The Preferred Guarantee Trustee shall within 90 days after the occurrence of an Event of Default with respect to this Preferred Security Guarantee actually known to a Responsible Officer of the Preferred Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all such Events of Default, unless such defaults have been cured before the giving of such notice; PROVIDED that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default, unless the Preferred Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

SECTION 2.8         CONFLICTING INTERESTS.

         The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

SECTION 3.1         POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.5(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform





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
only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred,

                          (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                          (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Preferred Securities Guarantee;

                 (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                 (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and





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                 (iv)     no provision of this Preferred Securities Guarantee
         shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2         CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE.

         (a)     Subject to the provisions of Section 3.1:

                 (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                 (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                 (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                 (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

                 (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred





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
         Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; PROVIDED that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

                 (vii) The Preferred Guarantee Trustee shall have no obligation or duty to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                 (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                 (xi) The Preferred Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3         NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                    GUARANTEE.

         The Recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.1         PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY.

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                 (i)      not be an Affiliate of the Guarantor; and

                 (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2         APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED
                    GUARANTEE TRUSTEES.

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the resigning or removed Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this
Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts due to the Preferred Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1         GUARANTEE.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or upon payment of such amounts by the Trust.

SECTION 5.2         SUBORDINATION.

         If an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of Holders of Common Securities to receive payments on liquidation, redemption and otherwise are subordinate to the rights of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

         In the event and during the continuation of any default by the Guarantor in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness (as defined in the Indenture) continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then no payment shall be made hereunder by the Guarantor.

         In the event of any default (other than a default described in the immediately preceding paragraph) by the Guarantor under the terms of any instrument evidencing any Senior Indebtedness, continuing beyond the period of grace, if any, specified in such instrument, notice of which default shall have been given by any holder of such Senior Indebtedness to the Trustee under the Indenture, unless and until the earlier of (i) such default shall have been cured or waived or shall have ceased to exist, or (ii) the continuation of such default for a period of one hundred eighty days after notice of the occurrence of such default shall have been given to such Trustee, no payment shall be made hereunder by the Guarantor.

         Notwithstanding anything contained herein to the contrary, so long as the Guarantor shall be prohibited from making any payment hereunder pursuant to the foregoing paragraphs, neither the Preferred Guarantee Trustee nor any Holders shall take any action to (i) collect, demand payment of or accelerate any of the Guarantee Payments, (ii) foreclose or otherwise realize upon any security for the Guarantee Payments, (iii) initiate against the Guarantor any proceeding under any bankruptcy, reorganization, moratorium, insolvency or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, or (iv) exercise any of their other rights or remedies against the Guarantor under this Preferred Securities Guarantee or otherwise, unless and until a proceeding shall have been commenced against the Guarantor under any bankruptcy, reorganization, moratorium, insolvency or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Preferred Guarantee Trustee when such payment is prohibited by the preceding paragraph of this Section 5.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Preferred Guarantee Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Preferred Guarantee Trustee shall be paid to the holders of Senior Indebtedness.

         Upon any payment by the Guarantor or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before any Guarantee Payment is made; and upon any such dissolution or winding up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Preferred Guarantee Trustee would be entitled, except for the provisions of this Article V, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Preferred Guarantee Trustee under this Preferred Securities Guarantee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Preferred Guarantee Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Preferred Guarantee Trustee or the Holders before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Guarantor, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         For purposes of this Article V, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article V with respect to the Guarantee Payments to the payment of all Senior Indebtedness which may at the time be outstanding; provided, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Guarantor with, or the merger of the

Guarantor with or into, another Person or the liquidation or dissolution of the Guarantor following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article Eight of the Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 5.2 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article Eight of the Indenture. Nothing in this Section
5.2 shall apply to claims of, or payments to, the Preferred Guarantee Trustee (including in its individual capacity) under or pursuant to Section 8.2 hereof.

SECTION 5.3         WAIVER OF NOTICE AND DEMAND.

         The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.4         OBLIGATIONS NOT AFFECTED.

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

         (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.5         RIGHTS OF HOLDERS.

         (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

         (b) Any Holder of Preferred Securities may directly institute a legal proceeding against the Guarantor to enforce the obligations of the Guarantor under this Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person.

         (c) If an Event of Default with respect to the Debentures (an "Indenture Event of Default"), constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then a Holder of Preferred Securities may, to the extent permissible under applicable law and Section 5.2 of this Preferred Securities Guarantee, directly, at any time, institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder on or after the respective due date specified in the Debentures. The Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless the Property Trustee (as defined in the Indenture) fails to do so.

SECTION 5.6         GUARANTEE OF PAYMENT.

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.7         SUBROGATION.

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.8         INDEPENDENT OBLIGATIONS.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4 hereof.

SECTION 5.9         CONVERSION.

         The Guarantor agrees and acknowledges its obligations, to issue and deliver common stock of the Guarantor and, if applicable, other securities and assets upon the conversion of the Preferred Securities.

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1         LIMITATION OF TRANSACTIONS.

         So long as any Preferred Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such period or extension thereof shall be continuing, (ii) there shall have occurred any Event of Default or
(iii) there shall have occurred and be continuing any event that is or, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Guarantor shall not repay, repurchase or redeem any capital stock or debt securities of the Guarantor, or make any guarantee payments with respect to indebtedness for borrowed money, that rank junior to or PARI PASSU with the Debentures.

SECTION 6.2         RANKING.

         (a) This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior to other liabilities of the Guarantor except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or preferred securities of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

         (b) The holders of any obligations of the Guarantor that are senior in priority to the obligations under this Preferred Securities Guarantee will be entitled to all of the rights inuring to the holders of "Senior Indebtedness" under Article 12 of the Indenture, and the Holders of the Preferred Securities will be subject to all of the terms and conditions of such
Article 12 with respect to any claims or rights hereunder with the same effect as though fully set forth herein.

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1         TERMINATION.

         This Preferred Securities Guarantee shall terminate as to each Holder of Preferred Securities upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Debentures held by the Trust to the Holders of all of the Preferred Securities of the Trust, (iii) liquidation of the Trust and full payment of the amounts payable in accordance with the Declaration of the Trust, or (iv) the distribution of Guarantor's common stock to such Holder in respect of the conversion of such Holder's Preferred Securities into common stock of the Guarantor. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1         EXCULPATION.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2         COMPENSATION AND INDEMNIFICATION.

         (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         (b) The Guarantor agrees to pay the Preferred Guarantee Trustee, from time to time, such compensation for all services rendered by the Preferred Guarantee Trustee hereunder as may be mutually agreed upon in writing by the Guarantor and the Preferred Guarantee Trustee, and, except as otherwise expressly provided herein, to reimburse the Preferred Guarantee Trustee upon its request for all reasonable expenses (including counsel fees and expenses), disbursements and advances incurred or made by the Preferred Guarantee Trustee in accordance with the provisions of this Guarantee.

         (c) The provisions as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee and shall survive the resignation or removal of the Preferred Guarantee Trustee.

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1         SUCCESSORS AND ASSIGNS.

         All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another equity (provided such transaction is permitted by the Indenture and the requirements of the Indenture with respect thereto are complied with), the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Preferred Guarantee Trustee and the Holders of at least a Majority in liquidation amount of the Preferred Securities.

SECTION 9.2         AMENDMENTS.

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Preferred Securities apply to the giving of such approval. This Preferred Securities Guarantee may not be amended, and no amendment hereof that affects the Preferred Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Preferred Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

SECTION 9.3         NOTICES.

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by registered or certified mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):


                 --------------------------------------------
                 Wilmington Trust Company
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, Delaware 19890-0001

                 --------------------------------------------
                 Attention:  Corporate Trust Administration
                 Facsimile: (302) 651-8882

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                 Suiza Foods Corporation
                 3811 Turtle Creek Blvd.
                 Suite 1300
                 Dallas, Texas  75219
                 Attention:  Chief Financial Officer
                 Facsimile:  (214) 528-9929

         (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4         BENEFIT.

         This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5         GOVERNING LAW.

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         This PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        SUIZA FOODS CORPORATION,
                                        as Guarantor

                                        By:  /s/  Tracy L. Noll
                                            ------------------------------
                                        Name:     Tracy L. Noll
                                             -----------------------------
                                        Title:    Vice President
                                              ----------------------------


                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Preferred Guarantee Trustee

                                        By:  /s/  Patricia A. Evans
                                           ------------------------------
                                        Name:     Patricia A. Evans
                                             -----------------------------
                                        Title:    Financial Services Officer
                                              ------------------------------





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